[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.109
HOKU CHANGE ORDER 4.0
September 18, 2009

JH KELLY LLC
831 3rd Avenue
Longview, WA 98632
Attn:  Mason Evans, President

Dear Mason:

Pursuant to Article 8.1 of the Cost Plus Incentive Construction Contract dated August 8, 2007, by and between Hoku Materials, Inc. (“Owner”) and JH Kelly LLC (“Contractor”), as modified by Change Order No. 1 dated October 3, 2007 (“Change Order No. 1”), Change Order No. 2 dated April 7, 2008 (“Change Order No. 2”) and Change Order No. 3 dated March 27, 2009 (“Change Order No. 3”, and collectively with Change Order No. 1, Change Order No. 2 and the Cost Plus Incentive Contract, the “Contract”) Owner and Contractor hereby agree to the following Change (as defined in the Contract).  Capitalized terms not otherwise defined in this Change are defined in the Contract.

1.
The parties hereto hereby acknowledge that Owner has not fulfilled its payment obligations under the Contract, including those contemplated by Change Order No. 3, and that, as a result, Contractor has been prevented from performing its Contract Statement of Work and reaching applicable Completion Dates.  Additionally, Owner officially directed Contractor to substantially curtail the Work effective July 10, 2009, pursuant to Section 10.5 of the Contract.

2.
The parties hereto hereby acknowledge that Owner has an amount equal to $11,544,495.51 past due and owing to Contractor under the Contract, including $9,928,485.98 in outstanding invoices and $1,616,009.53 in retainage.

3.
The Project Schedule described in Exhibit B to the Contract (including the Schedule Incentive Completion Dates as amended and restated in Change Order No. 3) is hereby modified as follows to account for curtailment of the Work described in paragraph 1 above:

A.	The “Preliminary Reactor Installation” is scheduled for completion on or before December 24, 2009.

B.	The “Partial Commercial Operation” is scheduled to be accomplished on or before March 25, 2010.

C.	“Full Commercial Operation” is scheduled to be accomplished on or before December 24, 2010.

D.
The foregoing Project Schedule dates are based on an assumed resumption of the Work commencing on October 1, 2009, and the funding and performance of the work contemplated in paragraph #5 below.  If resumption of Work is delayed past October 1, 2009 or if paragraph 4 and 6 obligations are delayed or unfulfilled by Owner, each such date set forth above shall be delayed day-for-day with such delay, provided however, that the day-for-day extension shall not apply to the above subsection (A) Preliminary Reactor Installation deadline unless the above stated obligations are not fulfilled by October 15, 2009.

One Hoku Way · Pocatello, Idaho 83204 · Tel 808-682-7800 · Fax 808-440-0357 · www.hokumaterials.com SaltLake-500175.1 0038360-00002

Mason Evans JH Kelly LLC September 18, 2009 Page 2 of 3

4.
Contractor agrees to resume the Work within five (5) business days of receiving (a) written instructions from Owner to resume the Work; (b) full disclosure  to Contractor regarding Owner’s new funding sources and partner; and (c) payment from the Owner in the amount of not less than $5,000,000.  Payment of all Work upon resumption shall be in accordance with the terms of the existing Contract.

5.
Prior to the resumption of the Work, or termination of the Contract, Owner agrees to pay Contractor’s invoices as generated for payment for new expenses incurred, and to be incurred, and new Work performed, and to be performed, as specified in Exhibit A hereto.  Owner further acknowledges and agrees that in the event the Work is not resumed as contemplated in paragraphs 4 and 6 herein, Contractor will incur further demobilization expense, the costs of which will be borne by Owner and paid through the monthly payments provided for in this paragraph 5.

6.
Owner agrees to pay Contractor the sum of $6,544,495.51 on or before January 14, 2010. In consideration thereof, Contractor hereby agrees to forbear from foreclosing on its lien recorded on July 30, 2009 until January 15, 2010, with respect to all sums due and payable under the Contract, and to refrain from recording any new liens, and to waive any interest, recording and title fees, and legal expenses to which Contractor believes it may be entitled in connection with amounts past due under the Contract.  Such agreement, however, shall be revocable in the event Owner fails to make the payments and fulfill the commitments summarized in Section 4 above on or before December 1, 2009.

Except for the Modifications specifically set forth above, this Change order No. 4 does not amend the Contract, and all such terms and conditions shall remain in full force and effect.  Please sign below to acknowledge your agreement with this Change.

Sincerely yours,

HOKU MATERIALS, INC.

/s/ Scott B. Paul

Scott B. Paul, COO

Acknowledged and agreed as of this 18th day of September, 2009.

JH KELLY LLC

By:	/s/ Mark Fleischauer

Name:	Mark Fleischauer

Title:	Vice President

Cc:  Mark Fleischauer, JH Kelly LLC, 2311 East First Street, Vancouver, WA 98661

Mason Evans JH Kelly LLC September 18, 2009 Page 3 of 3

Exhibit A

[*]